Exhibit 10.7

LOAN AGREEMENT

This Loan Agreement (this “Agreement”) is entered into on February 9, 2023 between

BORROWER:	AeroFlexx Packaging Company, LLC, a Delaware limited liability company, which has a principal business address at 8511 Trade Center Drive, Suite 350, West Chester, OH 45011; and

LENDER:	Auto Now Acceptance Co., LLC, an Ohio limited liability company, which has a principal business address of 302 Market Street, Portsmouth, OH 45662.

1.	Loan. Subject to the terms stated in this Agreement, Lender will lend an amount up to $4,000,000.00 to Borrower (the “Loan”). Borrower’s indebtedness shall be evidenced by one or more promissory notes not cumulatively exceeding $4,000,000.00 at any one time. Borrower may borrow, repay, and reborrow Loan funds during the Commitment Period as allowed in this Agreement.

1.1.	Conversion to Term Loan. Lender may agree to convert one or more promissory notes to a term loan. Conversion to a term loan shall be at Lender’s sole discretion. The face amount agreed to be converted to a term loan shall be deducted from the availability of the Loan funds. The method to convert a promissory note to a term loan may be by amendment of the promissory note, or by capitalizing principal and interest owed into a separate new promissory note.

2.	Commitment Period. Provided that Borrower is not in default under any agreement with Lender, including this Agreement, and the promissory notes and security instruments contemplated by this Agreement, Lender shall make the Loan funds open and available to Borrower from February 9, 2023 through January 31, 2024 (the “Commitment Period”), contingent on the following:

2.1.	Lender shall only make Loan funds available to Borrower after receiving executed promissory notes and security instruments in forms satisfactory to Lender. A copy of a satisfactory sample promissory note is attached as Exhibit A.

2.2.	Lender shall only make Loan funds available to Borrower if Lender is satisfied that the Collateral securing Borrower’s indebtedness is sufficient.

2.3.	Lender shall only make Loan funds available to Borrower for the purposes allowed in this Agreement.

Prior to expiration, the Commitment Period may be renewed up to four additional times. Each renewal of the Commitment Period shall be for a single calendar year, beginning January 3 of each year. To renew the Commitment Period, Borrower shall notify Lender in writing as provided in this Agreement. Alternatively, the renewal notice may be delivered by electronic mail to [***]. However, delivery by electronic mail will not automatically be deemed delivered as the case with notices provided pursuant to paragraph 13.3.

3.	Interest Rate. Interest shall accrue on the Borrower’s indebtedness at variable interest rates, calculated on a 365 day calendar year. The rates shall be based upon the prime rate, as published by The Wall Street Journal, plus 5.0%. However, the interest rates of the indebtedness or any promissory note shall never be less than 12.00% per annum (the “Interest Rate”).

4.	Security. This Loan is secured by the following security instrument(s), prepared with and dated the same as this Agreement (the “Security Instruments”):

4.1.	A Security Agreement granting Lender an interest in Borrower’s liquid filling equipment.

Borrower shall take all steps necessary for Lender to perfect the created security interests, including paying any necessary expenses and fees for document preparation, filing and recordation. Any expense not paid by Borrower and paid by Lender shall be added to the principal balance of the promissory note from which the expense was incurred.

If in Lender’s judgment the Collateral has materially decreased in value, or if Lender shall at any time deem Borrower to be financially unstable, Borrower shall either provide enough additional Collateral in an amount satisfactory to Lender or reduce Borrower’s total indebtedness to Lender at an amount satisfactory to Lender.

5.	Guarantors. The Guarantor of this Loan shall be AeroFlexx, LLC, a Delaware limited liability company.

6.	Payment of the Loan. Upon execution and delivery of any promissory note by Borrower to Lender, Borrower shall pay, at minimum, to Lender the amount of interest accrued on the promissory note’s principal balance for the previous month. Interest payments shall be made on the first day of each month. However, interest payments may be deferred for the first nine months following the date of the promissory note (“Interest Deferment Period”). If Borrower chooses to defer interest payments on any promissory note, Borrower shall pay all accrued interest on the first day of the succeeding month following the Interest Deferment Period. Borrower may make a principal payment on one or more promissory notes at any time. Payments shall be due at P.O. Box 1308, Portsmouth, Ohio 45662, or at any place otherwise instructed by Lender.

7.	Use of Proceeds. The proceeds of this loan may be used to purchase liquid filling equipment as part of its liquid packaging operations.

8.	Fees. The following fees shall apply:

8.1.	Commitment Fee. Borrower shall pay to Lender a commitment fee of $0.00 on or before the Commitment Termination Date. The fee shall accrue interest at the Interest Rate from the first day of the Commitment Period.

8.2.	Late Fees. Any payment not paid by Borrower within ten (10) days of its due date, shall be subject to a late charge. The late charge shall equal five percent (5%) of the amount due.

8.3.	Check Return Fee. A fee in the amount of $30.00 shall be charged to Borrower for any check returned for insufficient funds.

9.	Method of Borrowing. Borrower shall give Lender written notice of a requested advance of funds (“Notice of Borrowing”). The Notice of Borrowing shall include the amount of requested funds and include a specific description of the equipment to be purchased. A specific description shall include the year, make, model and serial number of the equipment to be purchased. Each Notice of Borrowing shall be signed by a financial officer of Borrower designated to give such Notice of Borrowing by its Board of Directors. Borrower shall notify Lender in writing of the names of such officers and shall provide Lender with specimen signatures of such officers. Lender shall be entitled to rely conclusively on such officers’ authority to request an advance on behalf of Borrower until Lender receives from Borrower written notice to the contrary. Lender may allow the use of electronic signatures on Notices of Borrowing at Lender’s discretion. After approving the advance, Lender will make the advance by check or wire.

10. Borrower’s Covenants.

10.1.	Borrower’s Organization. Borrower represents and warrants that Borrower is a limited liability company duly organized, validly existing and in good standing under Delaware law. Borrower has with all requisite power and authority to own its property and to engage in the business and activities as now conducted, and is duly qualified and in good standing as a foreign entity authorized to do business in each jurisdiction (other than the jurisdiction of its incorporation) where materially required.

10.2.	Corporate Authority. Borrower represents and warrants that the execution, delivery and performance by Borrower of this Agreement and related documents to which it is a party (the “Contracting”) are within Borrower’s organizational authority. The Contracting has been duly authorized by all necessary action, and does not and will not violate Borrower’s organizational papers or bylaws. The Contracting does not violate any provision of any applicable law, rule or regulation, any judgment, order or ruling of any court or governmental agency, or any indenture, agreement or other instrument to which Borrower is a party or by which it or any of its properties is bound. The Contracting is will not have a materially adverse effect on the ability of Borrower to perform its obligations under this Agreement, or be in conflict with, result in a breach of, or constitute with notice or lapse of time, or both, a default under, or result in the creation of any lien upon any of its properties or assets under, any such indenture, agreement or other instrument, which conflict, breach, default or creation is reasonably likely to have a materially adverse effect on Borrower’s performance of its obligations under this Agreement.

10.3.	Enforceability. Borrower represents and warrants that this Agreement and the other Loan Documents to which it is a party have been duly executed and delivered by Borrower, and constitute the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their terms, except as such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles.

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10.4.	Litigation. Borrower represents and warrants that no litigation, arbitration or administrative proceedings are pending or, to Borrower’s knowledge, threatened as of the date of this Agreement, which are likely to be adversely determined and, if so determined, would have a materially adverse effect on Borrower’s ability to perform its obligations under this Agreement.

10.5.	Tax Returns. Borrower represents and warrants that all material federal, state and other tax returns and reports of Borrower required by law to be filed have been completed in full and have been duly filed and prepared in good faith with due diligence, and all material taxes, assessments, fees, withholdings and other governmental charges or levies upon Borrower or its properties, assets and income which are shown on such returns and reports or which have been billed to Borrower have been paid when due or on extension, and Borrower maintains adequate reserves and accruals in respect of all such federal, state and other taxes, assessments, fees, withholdings and other governmental charges or levies for all fiscal periods. There are no material unpaid assessments pending against Borrower for any taxes, fees, withholdings and other governmental charges or levies which have not been accrued for or which are not being actively contested.

10.6.	Borrower represents and warrants Borrower has good and marketable title to all of its material properties and assets. Borrower enjoys full and undisturbed possession of all material properties held under leases to which it is a party, none of which contains any unusual or burdensome provision that might reasonably be deemed to materially affect or impair the operation of such properties and assets. All such leases are valid and subsisting and are in full force and effect.

10.7.	Consent. Borrower represents and warrants that to the knowledge of Borrower, no prior material consent, permission, authorization, order, license, exemption or filing or registration with any court, or governmental department, commission, board, bureau, agency, or other instrumentality, domestic or foreign, is necessary in connection with the execution, delivery, performance or enforcement of the Loan Documents.

10.8.	Disclosure. Borrower represents and warrants that neither this Agreement nor any other document, certificate or statement referred to in this Agreement or furnished to Lender by or on behalf of the Borrower in connection with this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in this Agreement and in any document, certificate or statement not misleading.

10.9.	Information. Borrower will provide to Lender promptly (for the confidential use of Lender for the purposes only of evaluating Lender’s position under this Agreement) such further information in the possession or control of Borrower which Lender may reasonably require regarding Borrower’s or any Guarantor’s financial condition which is or is likely to be material for evaluation of Borrower’s ability to perform its obligations under this Agreement.

10.10.	Existence and Status. Borrower shall maintain its existence and good standing in its state of organization and its qualification and good standing as a foreign entity in all jurisdictions where the failure to be so qualified is reasonably likely to have a materially adverse effect on Borrower’s obligations, and shall conduct its business in the manner in which it is now conducted subject only to changes in the ordinary course of business.

10.11.	Payment of Taxes and Assessments. Borrower shall pay and discharge all material taxes, assessments, fees, withholdings and other governmental charges or levies imposed upon it, or upon its incoming profits, or upon any property belonging to it, prior to the date on which penalties attach thereto; provided, however, that Borrower shall not be required to pay and discharge any such tax, assessment, fee, withholding, charge or levy so long as the legality of payment shall be promptly and actively contested in good faith and by appropriate proceedings.

10.12.	Financial Information. Borrower shall annually provide Lender a copy of its federal, state and local tax returns within thirty (30) days after filing them with the appropriate agency. Borrower shall provide quarterly financial statements to Lender.

10.13.	Notice of Default. Borrower will notify Lender of the occurrence of any event of default, or default under any agreement or obligation with any other person or entity to which it is a party or by which it or any of its properties is bound, promptly after becoming aware of it. However, the failure of Borrower to give such notice shall not affect the right and authority of Lender to exercise any and all of the remedies on default specified in this Agreement.

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10.14.	Notice of Litigation. Borrower shall notify Lender of any actions, suits or proceedings instituted by any person against Borrower or any Guarantor, claiming money damages in excess of $50,000.00 above any applicable insurance coverage limit or which otherwise is reasonably likely to have a material adverse effect upon Borrower’s performance of its obligations herein, said notice to be given within ten (10) days after the first notice to Borrower of the institution of such action, suit or proceedings and to specify the amount of damages being claimed or other relief being sought, the nature of the claim, the person or entity instituting the action, suit or proceeding, and any other significant features of the claim.

10.15.	Maintenance of Insurance. Borrower shall maintain insurance in such amounts and against such liabilities and hazards as customarily is maintained by other companies of similar size and operating similar businesses, and shall furnish, upon Lender’s request, a certificate specifying the details of such insurance in effect, or adopt, in lieu of or supplemental to such insurance, such other plan or method of protection, whether by the establishment of an insurance fund or reserve to be held and applied to make good losses from casualties, or otherwise, and conforming to the practices of companies of similar size and operating similar businesses maintaining systems of self-insurance.

10.16.	Disposals. Borrower will not complete the sale, transfer, grant of lease or other disposal of all or any part of its assets, other than in the ordinary course of business, if the asset or assets are valued at $50,000.00, unless Borrower has notified Lender of the same prior to completion of such disposal. For this purpose, a sale or transfer of several assets within a sixty (60) day period of which has an aggregate value of $50,000.00 is prohibited under this provision without the consent of Lender.

10.17.	Liens. Borrower will not create or permit to exist any encumbrance on the whole or any part of the Collateral except encumbrances created with the prior written consent of Lender; liens operating by operation of law (or standard terms of trade having similar effect) in the ordinary course of Borrower’s business; and encumbrances created by Borrower that existed prior to the date of this Agreement. For this purpose, an encumbrance that existed prior to the date of this Agreement shall include those that exist pursuant to any existing debt that was in the process of being refinanced prior to this Agreement.

11.	Events of Default. The occurrence of any or all of the following events or conditions will be an Event of Default:

11.1.	Failure to Pay. Borrower’s failure to pay or perform an obligation due to Lender under this Agreement, a promissory note, security instrument or other agreement.

11.2.	Failure to Comply. Borrower fails to comply with any provision of this Agreement or in any agreement with Lender, and if such default is capable of remedy, Borrower fails to cure such default, within thirty (30) days of Borrower’s failure to comply.

11.3.	Misrepresentations. Borrower had made any material representation, warranty, or statement that is incorrect or misleading.

11.4.	Debt. Borrower or Guarantor is unable to pay its debts as they fall due or suspend making payments on its debts with respect to all or any class of its debts.

11.5.	Failure to Exist. Dissolution of Borrower.

11.6.	Insolvency of Borrower. Borrower or any Guarantor makes an assignment for the benefit of creditors, or files a voluntary petition, or has a petition filed against one of them, seeking relief under any provision of any bankruptcy, reorganization, arrangement, insolvency or readjustment of debt, dissolution or liquidation law.

12.	Remedies. On the occurrence of any Event of Default, all of Borrower’s obligations under this Agreement will immediately become due and payable to Lender without presentation, demand for payment, notice of dishonor, protest, or notice of protest of any kind, all of which are expressly waived by the Borrower. Lender will have all remedies provided by Ohio law, and under this Agreement and related promissory notes and security instruments.

13.	Default Interest Rate. Upon the occurrence of an Event of Default, the interest rate due on the outstanding principal amounts owed under this Agreement and related promissory notes shall change to a fixed 21% per annum.

14.	Waiver. Lender’s failure or delay to exercise any right or privilege under this agreement will not operate as a waiver of any such right or privilege or any further exercise of the right or privilege.

15.	Miscellaneous. The following provisions shall also apply to this Agreement.

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15.1	The word “Borrower” includes singular or plural, individual or corporation, limited liability company, or partnership, and the respective heirs, executors, administrators, and assigns of Borrower as the case may be. If more than one party is named as Borrower, the obligations of each such party is joint and several.

15.2.	Ohio law will govern this agreement. Lender may bring any action to enforce this Agreement, the related promissory notes and security instruments and collect amounts due under those documents in any court of competent jurisdiction, including the Common Pleas Court of Scioto County, Ohio. Borrower consents to the personal jurisdiction and venue of the Common Pleas Court of Scioto County, Ohio. Borrower and Lender waive the right to trial by jury.

15.3.	Notices and communications shall be in writing, delivered by hand or sent by first class, registered or certified mail, postage prepaid or sent by Federal Express or by some other form of overnight delivery to the addresses listed on this Agreement. Any such notice shall be deemed effective 1) if personally delivered, on the date personally delivered, 2) if mailed by first class mail, three Business Days after the date it was properly deposited in the mails, 3) if mailed by registered or certified mail, five days after it was properly deposited in the mails, 4) if sent via Federal Express or other form of overnight delivery service, on the first day after it was properly delivered to the delivery service. Rejection or other refusal to accept, or the inability to deliver because of a change in address of which no notice was given, shall be deemed to be the receipt of the notice or communication. Borrower or Lender, or both, may change its address for notice purposes by notice to the other party in the manner provided in this paragraph.

15.4.	Borrower’s representations and warranties contained in this Agreement shall survive the execution and delivery of this Agreement.

15.5.	The descriptive headings of the several sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

15.6.	If any part of any provision contained in this Agreement shall be invalid or unenforceable under applicable law, said part shall be ineffective to the extent of such invalidity only, without in any way affecting the remaining parts of said provision or the remaining provisions.

15.7.	Time is of the essence in interpreting and performing this Agreement.

15.8.	This Agreement shall bind and inure to the benefit of Borrower and Lender, and their respective successors and assigns; provided, however, Borrower shall have no right to assign its rights or obligations to any person or entity. Lender shall have the right, but shall not be obligated, to assign this Agreement or to sell participations in the Loan to other banks, financial institutions and investors.

15.9.	This Agreement may not be amended or modified, and Borrower may not take any prohibited action or omit to perform any act required under this Agreement, unless Borrower obtains the prior written consent of Lender to such amendment, modification, action or omission to act. No course or dealing between Borrower and Lender shall operate as a waiver of any right, power or privilege granted under this Agreement, or under any other document associated with this Agreement.

15.10.	All rights, authority and privileges granted by this Agreement shall be cumulative to and shall not be exclusive of any other rights, authority and privileges granted by the related promissory note(s) or security instruments, or that is available at law or in equity.

15.11.	Should any provision of this Agreement require judicial interpretation, the Borrower and Lender agree that the court interpreting the Agreement shall not apply the rule of construction that a document is to be more strictly construed against the party who itself or through its agents prepared the document

15.12.	This Agreement and the related promissory notes and security instruments contemporaneously dated, executed and delivered, or contemplated in this Agreement, with all attached exhibits, constitute the entire understanding of the parties with respect to the subject matter of the Loan, and any other prior or contemporaneous agreements, whether written or oral, with respect to the Loan are superseded by this Agreement. This supersession includes, but is not limited to, any loan commitment from Lender to Borrower, or loan term sheet. Borrower’s execution of this Agreement and the related promissory note(s) and security instruments was not based upon Borrower’s reliance on any representation, statement or analysis made by Lender.

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15.13.	This Agreement and the related promissory notes and security instruments may be executed by electronic means and in one or more counterparts. Each counterpart shall be deemed an original, but all counterparts together shall constitute one and the same instrument. Signatures delivered by electronic means, including facsimile transmission, email or portable document file (“pdf”) by and on behalf of any party shall be fully effective and shall be deemed to be original signatures delivered in person.

BORROWER: AeroFlexx Packaging Company, LLC		/s/Andrew Meyer
	By:	Andrew Meyer	CEO
		Printed Name	Title

LENDER: Auto Now Acceptance Co., LLC		/s/Joseph C. Glockner
	By:	Joseph C. Glockner, Vice President

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Exhibit A

PROMISSORY NOTE

Dated:
Note Amount:	$
Lender:	Auto Now Acceptance Co., LLC, P.O. Box 1308, Portsmouth, OH 45662
Borrower(s):	AeroFlexx Packaging Company, LLC 8511 Trade Center Drive, Suite 350, West Chester, OH 45011

16.	FOR VALUE RECEIVED, Borrower promises to pay Lender the Note Amount at Lender’s principal office in Scioto County, Ohio, or such other place as the holder of this Note may designate to Borrower in writing. Borrower shall pay the Note Amount, with interest at variable rates, calculated on a 365 day calendar year. The rates shall be based upon the prime rate, as published by The Wall Street Journal, plus 5.0%; however, the interest rates of this Promissory Note shall never be less than 12.00% per annum (the “Interest Rate”). Interest shall accrue on the principal balance from the date of this Promissory Note.

1.	Security for Note. This Note is secured by a Security Agreement dated February 1, 2023.

2.	Payment of Principal and Interest. This Promissory Note shall be paid on demand, which Lender shall not make prior to one year following the Promissory Note’s date. After nine (9) months have passed from the Promissory Note’s date, Borrower shall pay Lender the accrued interest on the first day of the succeeding month following the ninety-days. Thereafter, Borrower shall make minimum monthly payments of the prior month’s accrued interest on the first day of each month.

Borrower may make one or more principal payments at any time.

3.	Late Charges. In the event that any installment shall become overdue for a period of ten (10) or more days, a late charge of five cents ($0.05) for each dollar so overdue may be charged by the holder of this Note for the purpose of defraying the expense incident to handling the delinquency.

4.	Check Return Fee. A check return fee in the amount of $30.00 shall be charged to Borrower for any check returned for insufficient funds.

5.	Default and Acceleration. All liabilities of the undersigned to Lender, including this Note, shall, at the option of the holder, mature and become due and payable without demand or notice, which are hereby waived by Borrower, if Borrower or any endorser or Guarantor of this Note do any of the following Events of Default:

5.1.	Fail to pay any payment due under this Note.

5.2.	Fail to pay any obligation to Lender when due.

5.3.	Commit an event of default in any loan agreement, security agreement or instrument associated with this Note.

5.4.	Suspend business;

5.5.	Become insolvent;

5.6.	Offer settlement to any creditors;

5.7.	Commit an act of bankruptcy;

5.8.	File for, or have filed against it, any petition in bankruptcy or any proceeding under any law relating to the relief of debtors, or for the appointment of a receiver of its property;

5.9.	Make any bulk sale of its property;

5.10.	Make any assignment for the benefit of creditors;

5.11.	Make any materially false representation;

5.12.	Fail to furnish information or permit inspection of books or records on demand of the holder;

5.13.	Have a warrant of attachment or execution issued against any of its property;

5.14.	Have any judgment entered against it in excess of $50,000.00 above insurance coverage;

5.15.	Dissolve or have its capital impaired.

6.	Waivers. In the event of default, Borrower waives demand, notice of default or dishonor, notice of protest, notice of nonpayment and any defense by reason of extension of time for payment or other indulgence granted by Lender or any subsequent holder of this Promissory Note.

7.	Waiver of Trial By Jury. All parties waive all right to trial by jury in any action or proceeding with respect to this Note.

8.	Construction and Assignment. The words “Borrower” and “Lender” include singular or plural, individual or corporation, and the respective heirs, executors, administrators, and assigns of Borrower or Lender, as the case may be. The use of any gender applies to all genders. If more than one party is named as Borrower, the obligation herein of each such party is joint and several.

BORROWER: AeroFlexx Packaging Company, LLC
By:

		Printed Name	Title